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                                                                       Exhibit n



INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of Calamos Convertible and High Income Fund:

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-105808 of Calamos Convertible and High Income Fund on Form N-2 of our report dated May 27, 2003, appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the caption "Experts" in the Statement of Additional Information.






/s/ Deloitte & Touche LLP
----------------------------
Deloitte & Touche LLP


Chicago, Illinois
July 18, 2003